Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of FirstMerit Corporation on:

•	Forms S-8 (Nos. 033-57557, 033-63101, 333-66129, 333-72287, 333-78953, 333-120446, 333-138624, 333-156217, 333-173628, and 333-175894)
•	Form S-3 (No. 333-157163)

of our report dated February 27, 2012 with respect to the consolidated financial statements of Citizens Republic Bancorp, Inc. for the year ended December 31, 2011, included in this Current Report on Form 8-K dated November 21, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan

November 16, 2012